EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 11, 2000 relating to the financial statements, which appears in Edison Schools Inc.’s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Melville, New York
August 3, 2001